Exhibit 10.4

Intellectual Property Agreement

This Intellectual Property Agreement is entered into at Chennai on 29th day of November, 2012

BETWEEN

KM Matrimony Private Limited, a Company duly incorporated under The Companies Act 1956 and having its registered office at 6/1 Ramasamy Street, T.Nagar, Chennai-600 017(Hereinafter referred to as the “Company” which expression shall unless it be contrary to the context or meaning thereof be deemed to mean and include their heirs, executors and administrators) of the FIRST PART.

AND

Unique Marriage Services, a Sole proprietorship concern having its registered office at 34, Moosa Street, T Nagar, Chennai 600 017 (Hereinafter referred to as the “UMS”, which expressions shall, unless repugnant to the context or contrary to the meaning thereof, mean and/or include their respective successors and assigns) of the SECOND PART;

The parties to this agreement are hereinafter collectively referred to as “Parties”.

WHEREAS:

A.	The Company carries on the business of Matrimony services including Conducting TV programmes and other related services.
B.	UMS carries on the business of wedding services, catering services and wedding event management and owns the brand name “Athithi” (The “Business”).

C.	UMS desired to offer various Intellectual Property owned by UMS to the Company on Lease and the Company offers to accept the same as per the terms of this agreement.

D.	The Parties have now reached at certain arrangements, agreements and understandings on the scope and management of the proposed sale and are now desirous of recording the same in writing and as such are executing these presents.

CLAUSE 1: DEFINITIONS AND INTERPRETATIONS

1.1	Definitions:

In this Agreement, the following terms and expressions shall, unless repugnant or contrary to the context hereof, shall have the meanings assigned herein:

1.1.1	“Agreement” shall mean this Intellectual Property Agreement, all Annexure and Schedules attached hereto and shall include any modifications hereto in writing between the Parties in terms hereof.

1.1.2	“Business” means the activities that the Company is engaged in including, business of undertaking wedding contracts and catering services.

1.1.3	“Encumbrance” shall include any right, title, lien, charge, benefit or any interest whatsoever, whether existing or created or purporting to exist or be created, and whether present, future or contingent, including those in the nature of sale, agreement to sell, pledge, hypothecation, mortgage, charge (whether fixed or floating), adverse possession, or any other rights or encumbrances generally or any other adverse claim of any kind whatsoever on the Assets.

1.1.4	“Intellectual Property” means the list as per Annexure 1.

1.2	Interpretations:

1.2.1	Headings

Headings are used for convenience only and shall not governor affect the interpretation of the Contract.

1.2.2 Statutory References

Except as expressly identified, any reference to statute, statutory provision or statutory instrument shall include any re-enactment or amendment thereof for the time being in force.

1.2.2	Recitals

The recitals contained herein above shall be considered as an integral part of this Agreement and shall be binding on the Parties to this agreement.

CLAUSE 2: Provision of Intellectual Property by the Company on Lease

2.1	UMS would like to offer to the Company and the Company is willing to take from UMS free of all encumbrances, and any adverse effect whatsoever the Intellectual Property as per the terms of this agreement on Lease.

2.2	From time to time and at all times on receipt of consideration, UMS will at the request of the Company or any person deriving title from the Company, execute and do all such lawful transfers, assurances, assignments to enable the Company to use the Intellectual Property.

2.3	Until such transfers, assurances and assignments have been completed, UMS holds the Intellectual Property and every part thereof so remaining un-transferred, unassured or unassigned upon trust for the sole and absolute benefit of the Company.

2.4	The Company reserves the right to buy the Intellectual Property outright from UMS at its own discretion. The consideration for outright purchase of the Intellectual Property will be equal to 5 years of lease consideration prevailing at the relevant time as per the terms of this agreement.

3.	LEASE RENTALS:

3.1	UMS hereby agrees to sell the Intellectual Property (As per Annexure 1) and every part thereof to the Company for a of INR 2,00,000 (Rupees Two lacs only) per annum commencing calendar year 2014 with an escalation clause of 10% every 3 years after providing for 2 year holiday period for Lease Rentals.

3.2	The above consideration as per Clause 3.1 will be paid annually since 2014. The payment shall be made by the Company to UMS by June 30 of every year.

4.	POSSESSION AND CONTROL:

4.1	UMS hereby delivers the Intellectual Property together with all of its licenses and other documents necessary for effective use of the Intellectual Property by the Company

4.2	The Company hereby accepts delivery, of the Intellectual Property and the licenses and other documents for use of the same.

5.	REPRESENTATIONS AND WARRANTIES:

5.1	UMS acknowledges that this agreement is entered into by the Company relying on each of such warranties and representations.

5.2	UMS warrants that it is the sole and beneficial owner of the Intellectual Property and is entitled to lease the same to the Company.

5.3	UMS affirms that it has not sold or otherwise disposed of any of the rights attaching to the Intellectual Property (nor purported nor agreed to do so) to any person other than the Company, nor has it granted any right, license, option or privilege with respect thereto, nor encumbered the Intellectual Property in any way.

5.4	To the best of UMS's knowledge and belief, the use of the Intellectual Property does not infringe, nor will it infringe any rights of any third party.

5.5	To the best of UMS's knowledge and belief, UMS has disclosed to the Company all material facts and circumstances which are or might be material to the Company regarding the Intellectual Property.

5.6	This agreement constitutes the entire agreement between the parties with regard to the matters dealt with herein and no representations, terms, conditions or warranties express or implied not contained in this agreement shall be binding on the parties.

5.7	Each of the warranties is separate and is to be construed independently of the others and is not limited by reference to any of the others.

6.	TERMINATION:

6.1	If UMS does not complete the delivery of the Intellectual Property as agreed upon, the Company may at any time serve a notice of the termination of this Agreement on UMS.
6.2	In case the Company does not honor the commitment for the payment of consideration as per this agreement, UMS has the right to terminate this agreement giving the Company 90 days notice in writing.
6.3	Either Party may in the alternative to terminating this Agreement require the other party to specifically perform its Obligations and Complete.

7.	GOVERNING LAW AND ARBITRATION:

7.1	This agreement shall be construed in accordance with the laws in force in India.

7.2	Any and all controversies or disputes arising between the parties in performance, interpretation or application of this Agreement would be adjudicated through the medium of Arbitration as per the provisions of Arbitration and Conciliation Act, 1996 and other applicable provisions and in such an event, a sole arbitrator shall be appointed at the mutual consent of the parties to resolve such dispute.

7.3	The Arbitration shall take place only in Chennai and the arbitration award of the Sole Arbitrator shall be final and binding on the parties. The Parties shall jointly bear the costs towards arbitrator’s fee and arbitration proceedings.

8.	NOTICES:

8.1	All notices, requests, demands and other communications made or given under the terms of this Agreement or in connection herewith shall be in writing and shall be either personally delivered, transmitted by postage prepaid registered mail (air mail if international), or by telex or cable (confirmed and writing by postage prepaid registered mail - air mail if international), or email and shall be addressed to the appropriate Party at the address mentioned under this agreement.

8.2	Unless another address has been specified by a Party hereto by written notice thereof to the other Parties, any notice, request, demand or other communication given or made pursuant to this Agreement shall be deemed to have been received (i) in the case of personal delivery, on the date of delivery, (ii) in the case of mail delivery, on the date which is fifteen (15) days after the mailing thereof and (iii) in the case of a telex or cable, the date of dispatch thereof.

8.3	Any and all notices shall be sent to the Parties in their address as mentioned below:

(a)	UMS:

Unique Marriage Services.

34, Moosa Street, T Nagar, Chennai 600 017

(b)	The Company:

KM Matrimony Private Limited.

6/1 Ramaswamy Street, T Nagar, Chennai 600 017

IN WITNESS WHEREOF Executed by the Parties as an Agreement on the day and year first mentioned.

SIGNED and DELIVERED for and on behalf of

KM Matrimony Private Limited /s/ Meera Nagarajan Mrs. Meera Nagarajan Title: Director	Unique Marriage Services /s/ V. Venkatesan Mr. V.Venkatesan Title: Sole Proprietor
In the Presence Of:
Witness 1 N. Kumar	Witness 2 E.N. Vigayan

ANNEXURE 1

1.	Brand Name ‘Athithi’
2.	Business Know-How pertaining to the wedding event management
3.	6 Complete Menu Plans to cater to different customer needs
4.	Recipes for 25 Signature dishes
5.	Access to 2 Wedding Service teams
6.	Database and Relationship with 15 different suppliers and 20 professionals for effective conduct of Wedding events